EXHIBIT 4.2

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (the “Agreement”) is entered into as of the _____ day of October, 2022, by and among Cosmos Holdings Inc., a Nevada corporation with offices located at 141 West Jackson Blvd, Suite 4236, Chicago, Illinois 60604 (the “Company”), and the undersigned holder of the Existing Warrant (as defined below) (the “Holder”), with reference to the following facts:

A. In accordance with that certain Securities Purchase Agreement, dated as of February 28, 2022 (“Securities Purchase Agreement”), by and among the Company and the buyers signatory thereto (the “Buyers”), the Company, among other things, issued to the Holder (in its capacity as a Buyer thereunder) a Warrant to purchase common stock (the “Existing Warrant”)

B. The Company has duly authorized the issuance to the Holder of a new Common Warrant in the form attached hereto as Exhibit A in exchange for the Existing Warrant (the “Exchange Warrant”), exercisable for shares of Common Stock (the “Exchange Shares”) in the same form of warrant to be issued pursuant to the Company’s offering on Registration Statement No. 333-267505 (the “S-1”), and together with the Exchange Warrant, the “Exchange Securities”);

C. Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

D. The exchange of the Existing Warrant for the Exchange Warrant is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

E. Concurrently herewith, the Company is separately negotiating, and intends to implement, the exchange of other Existing Warrants issued pursuant to the Securities Purchase Agreement (the “Other Warrants”) that are currently outstanding and held by other Buyers (the “Other Holders”) for Exchange Warrants in the form of the Exchange Warrant (the “Other Warrants”) by entering into agreements (the “Other Agreements”) in the same form as this Agreement (other than proportional changes, if any, based upon the difference in aggregate number of Other Warrants outstanding).

F. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Securities Purchase Agreement (as amended hereby).

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in consideration of the foregoing premises and the mutual representations, warranties and covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange of Securities Closing. On the Closing Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Warrant to the Company in exchange for which the Company agrees to issue the Exchange Warrant to the Holder as follows (such transactions in this Section 1, the “Exchange”).

(a) In exchange for the Existing Warrant, on the Closing Date hereof the Company shall deliver or cause to be delivered to the Holder (or its designee) the Exchange Warrant at the address for delivery set forth on the signature page of the Holder. For the avoidance of doubt, the aggregate number of Exchange Shares issuable under the Exchange Warrant shall be two times (200%) the number of shares of Common shares issuable under the corresponding Existing Warrant.

(b) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Warrant as soon as commercially practicable following the date hereof. Immediately following the delivery of the Exchange Note to the Holder (or its designee), the Existing Warrant shall be forfeit and cancelled.

(c) The Exchange Warrant shall be exercisable for five (5) years from the date of issuance at $_____ per share (current market price to be determined before execution of the Warrant). The Company hereby agrees to register all the Exchange Shares on a resale registration statement to be filed with the Securities and Exchange Commission (the “SEC”) within ninety (90) days from the Closing Date. On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchange Warrants, irrespective of the date such Exchange Warrants are delivered to the Holder in accordance herewith.

(d) As additional consideration for this Agreement, the Company shall pay the Holder, U.S. Five Hundred Thousand ($500,000) dollars plus any liquidated damages and interest payable to the Holder pursuant to the Transaction Documents, within one business day of the Closing Date.

(e) As further consideration for this Agreement, the Holder and all other Holders shall have in the aggregate a thirty (30%) percent right of participation in all equity offerings in which there is a placement agent or underwriter for eighteen (18) months following the Closing Date. In the event any Holder does not exercise its rights of participation in any offering the remaining Holders will not have the right to receive more than their pro rata participation share.

(f) The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(g) Subject to the terms and conditions of this Agreement, the Exchange shall take place one business day following the completion of the Offering under the S-1 (hereinafter, the “Closing Date”).

2

2. CLOSING CONDITIONS.

Conditions to Holder’s Obligations. The obligation of the Holder to consummate the Transaction is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Exchange Warrants. At the Closing, the Company shall deliver to the Holder the certificates representing the Exchange Warrants.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

3. CONDITIONS TO THE COMPANY’S OBLIGATIONS. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Exchange Warrants. At the Closing, the Company shall deliver to the Holder the certificates representing the Exchange Warrants.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4. AMENDMENTS TO TRANSACTION DOCUMENTS.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

3

(b) Amendments to Transaction Documents. On and after the Closing Date, each of the Transaction Documents are hereby amended as follows:

(i) The defined term “Warrant” is hereby amended to include the “Exchange Warrant.

(ii) The defined term “Transaction Documents” is hereby amended to include the Warrant Exchange Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of underlying shares of Common Stock), the Exchange, and the issuance of the Exchange Warrants, have been taken on or prior to the date hereof.

(c) Valid Issuance of the Exchange Warrants. The Exchange Warrants, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Each of the shares of Common Stock underlying the Exchange Warrant when issued in accordance with the terms of the Exchange Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Exchange Warrants. The Company has reserved from its duly authorized capital stock the maximum number of shares of

Common Stock, issuable pursuant to the exercise of the Exchange Warrants assuming an exercise price equal to the lowest possible price thereunder.

(d) Compliance With Laws. Except as has been disclosed in filings with the Commission, the Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

(e) Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4

(f) Acknowledgment Regarding Holder’s Purchase of Exchange Warrants. The Company acknowledges and agrees that the Holder is acting solely in the capacity of arm’s length Holder with respect to this Agreement, the Securities Purchase Agreement and the other documents entered into in connection herewith and therewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby. The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s delivery of this Agreement and the acceptance of the Exchange Warrants. The Company further represents to the Holder that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(g) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Exchange or any of the Company’s officers or directors in their capacities as such.

(h) No Group. The Company represents to the Holder that it will be entering into exchange agreements with all of the Other Holders in substantially the form and identical terms hereof (“Other Agreements”), but the Company acknowledges that the Holder is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered pursuant to any of the Other Agreements is or will be more favorable than those terms offered hereunder.

(i) Validity.; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

5

(j) Disclosure. Other than the information to be contained in the 8-K Filing filed in accordance with Section 10, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Series E Preferred Stock and the Exchange Warrants.

(k) No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a) (9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Transaction.

6. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS.

(a) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Reliance on Exemptions. The Holder understands that the Exchange Warrant is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Note.

(c) Transfer or Resale. The Holder understands that except as: (i) the Exchange Shares have not been and are not being registered under the Shares Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Exchange Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Exchange Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Exchange Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Exchange Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Exchange Shares and such pledge of Exchange Shares shall not be deemed to be a transfer, sale or assignment of the Exchange Shares hereunder, and the Holder effecting a pledge of Exchange Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, the Exchange Warrant or any other Transaction Document, including, without limitation, this Section 6(c), and (ii) the Company hereby agrees to register the Exchange Shares in a resale registration statement to be filed with the SEC within ninety (90) days of the Closing Date.

6

(d) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Warrant or the fairness or suitability of the investment in the Exchange Warrant nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Warrant.

(e) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) No Conflicts. The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby will not (A) result in a violation of the organizational documents of the Holder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (B) and (C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(g) Investment Risk; Sophistication. The Holder is acquiring the Exchange Warrant hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Note, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(h) Ownership of Existing Warrant. The Holder owns the Existing Warrant free and clear of any Liens (other than the obligations pursuant to this Agreement, liens in the ordinary course of business (e.g. bone fide margin account liens) and applicable securities laws).

7

(i) Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Exchange Warrants which have been requested by the Holder. The Holder has had the opportunity to review the Company’s filings with the SEC. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder understands that its investment in the Exchange Warrants involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Warrants. The Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Warrants and the transactions contemplated by this Agreement.

(j) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with the Holder, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Holder first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if the Holder is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Holder’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into this Agreement. Other than to other Persons party to this Agreement or to the Holder’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(k) Raised Funds. The Company shall use its commercially reasonable efforts to raise sufficient capital to make the payments required under Section 1(d) above, and if the Company is successful in raising sufficient capital it shall be required to repurchase Original Warrants within one Business Day following the Closing.

7. Amendment and Survival of Securities Purchase Agreement. The Exchange Warrants issuable hereunder for all purposes shall be deemed “Warrants” as used under the Securities Purchase Agreement as if the Exchange Warrants were issued pursuant to such agreement. All shares of Common Stock underlying Exchange Warrants shall be deemed “Warrant Shares” and “Underlying Shares” as if such shares were issuable pursuant to the Existriginal Warrants. Except as expressly set forth herein, the Securities Purchase Agreement is and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Securities Purchase Agreement.

8. Fees and Expenses. Unless otherwise agreed to by the parties, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

9. Section 3(a)(9) Exchange. The parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Exchange Warrants (and the Exchange Shares issuable thereunder) may be tacked on to the holding period of the Existing Warrants. The Company agrees not to take any position contrary to this Section 4(k).

10. Disclosure of Transaction. The Company shall file, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement and the form of Exchange Warrant, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8

11. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Warrant under the Securities Act or cause this offering of the Exchange Warrant to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

12. Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date as the Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).

13. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing Date has not occurred and the Company does not deliver the Exchange Warrant and cash consideration to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the (fifth (5th)) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

14. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 14 shall apply similarly and equally to each Settlement Document.

15. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

16. Miscellaneous. Article V of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[The remainder of the page is intentionally left blank]

9

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

COSMOS HOLDINGS INC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Original Existing subject to Exchange:

Exchange Warrants:

Exchange Warrants:

Instructions for Physical Delivery to Holder:

EXHIBIT A

FORM OF EXCHANGE WARRANT